Capital Private Client Services Funds
6455 Irvine Center Drive, Irvine, California 92618
Telephone (949) 975-5000

Registrant:  Capital Private Client Services Funds
File: 811-22349

Exhibit Item No. 77M:  Mergers

On the close of business April 1, 2011, The Capital U.S. Equity Fund, a series of Capital Private Client Services Funds (the Registrant) acquired all of the assets and liabilities of Endowments Growth and Income Portfolio, a series of Endowments pursuant to an Agreement and Plan of Reorganization dated March 25, 2011. The transaction was approved by the Board of Trustees of the Registrant, the Board of Trustees of Endowments and by the shareholders of the Growth and Income Portfolio. The terms of the transaction are set forth in the Agreement and Plan of Reorganization which is incorporated herein by reference from the Registration Statement of the Registrant on Form N-14/A filed with the Securities and Exchange Commission on February 24, 2011
File No. 333-171358 / Accession No. 0001474365-11-000019).